UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013 (April 23, 2013)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On April 23, 2013, management of Peoples Bancorp Inc. (“Peoples”) conducted a facilitated conference call at approximately 11:00 a.m., Eastern Daylight Savings Time, to discuss results of operations for the quarterly period ended March 31, 2013. A replay of the conference call audio will be available on Peoples’ website, www.peoplesbancorp.com, in the “Investor Relations” section for one year. A copy of the transcript of the conference call is included as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 2.02 and Exhibit 99.1 included with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders held on April 25, 2013 (the “2013 Annual Meeting”), the shareholders of Peoples approved the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan (the “Second Amended and Restated 2006 Plan”). The Second Amended and Restated 2006 Plan makes the following changes to the material terms of the Amended and Restated 2006 Equity Plan (the “Amended and Restated 2006 Plan”).

•
Increases the number of common shares that may be issued from 500,000 common shares to such number of common shares as will result in an aggregate of 800,000 common shares being available for future grants of Awards on and after April 25, 2013. Based on the number of common shares available for future grants of Awards as of April 25, 2013, the aggregate number of common shares available for issuance under the Second Amended and Restated 2006 Plan (including common shares subject to outstanding Awards (197,968 common shares) and common shares previously issued in satisfaction of Awards (83,292 common shares) will be 1,081,260 common shares.

•
Counts against the common share limit, common shares subject to an Award outstanding on April 25, 2013, which Award for any reason thereafter terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid.

•	Extends the termination date for the Plan to April 25, 2023.

•	Expands the list of performance criteria upon which performance goals relating to the payment or vesting of an Award may be based.

•	Strengthens the prohibition on the repricing of an Option or a SAR.

•
Changes the definition of “retirement” from including early retirement (i.e., termination by a participant on or after attaining age 50 with at least ten years of service with Peoples or any of its subsidiaries) to a termination by a participant other than due to death or disability on or after attaining age 65 with at least ten years of service with Peoples or any of its subsidiaries.

•	Eliminates the automatic acceleration of vesting of Awards upon the retirement or disability of a participant.

•
Eliminates the automatic vesting of performance-based Awards upon the death of a participant with vesting to occur instead at the end of the applicable performance period to the extent the related performance goals have been satisfied.

•
Dividends which would otherwise be received during the restriction period applicable to Restricted Performance Stock will instead be accrued and paid to participants in the same proportion and at the same time as the underlying Restricted Performance Stock vests, if at all.

•	Permits the acceleration of vesting of Awards upon a termination by a participant for good reason following a change in control.

•	Makes Awards subject to any deductions and clawback required to be made under any applicable law, governmental regulation or stock exchange listing requirement, or any policy adopted by Peoples.

The Second Amended and Restated 2006 Plan is an equity incentive plan that has been structured in a manner such that Awards granted under the Second Amended and Restated 2006 Plan by Peoples will comply with the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the Treasury Regulations promulgated thereunder (collectively, “Section 162(m)”).

The Second Amended and Restated 2006 Plan will continue to make the following equity-based Awards (collectively, “Awards”) available for grant to eligible participants:

•	Incentive Stock Options;

•	Nonqualified Stock Options (and together with Incentive Stock Options, “Options”);

•	Stock appreciation rights (“SARs”);

•	Restricted Stock;

•	Restricted Performance Stock subject to conditions including the attainment of performance goals (and together with Restricted Stock, where appropriate (“Restricted Stock”);

•	Unrestricted common shares (“unrestricted Company Stock”); and

•
Performance Units representing the right to receive an amount equal to the value of the Performance Unit established at the time of grant to the extent performance goals established for a particular performance period have been met.

Effective Date and Expiration of the Second Amended and Restated 2006 Plan

The Second Amended and Restated 2006 Plan became effective on April 25, 2013. Unless earlier terminated by the Peoples Board of Directors (the “Board”), the Second Amended and Restated 2006 Plan will terminate on April 25, 2023. No Award may be made pursuant to the Second Amended and Restated 2006 Plan after this termination date, but Awards made prior to the termination date will remain in effect in accordance with their respective terms. In any event, no Incentive Stock Options may be granted after February 28, 2023.

Administration of the Second Amended and Restated 2006 Plan

The Second Amended and Restated 2006 Plan will continue to be administered by the Compensation Committee (the “Committee”) of the Board, which has the authority to grant Awards to Employees, Advisors and Non-Employee Directors who are members of the board of directors of a subsidiary of Peoples but are not also members of the Board of Peoples (“Subsidiary Directors”). The full Peoples' Board has the authority to grant Awards to Non-Employee Directors who are members of the Peoples' Board (“Company Directors” and together with the Subsidiary Directors, “Non-Employee Directors”). The Committee, or the full Board, as the case may be, has the authority to interpret and administer the Second Amended and Restated 2006 Plan and to establish and amend rules and regulations for its administration.

More specifically, the Committee or the full Board, as appropriate, has the authority, in its discretion:

•	to determine those Employees, Advisors and Non-Employee Directors who will receive an Award; the timing of Award grants; the vesting schedule, if any, for each Award; and the type of Award to be granted, the number of common shares to be subject to each Option, SAR and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award;

•	to determine and set forth in an award agreement the terms of each Award, including those terms, restrictions and provisions necessary to cause certain Options to qualify as Incentive Stock Options;

•	to correct any defect or supply any omission or reconcile any inconsistency in the Second Amended and Restated 2006 Plan or in any award agreement, in order to carry out the purposes of the Plan; and

•
to accelerate (i) the date on which an Option or a SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a performance period under a Performance Unit Award, if the Committee or the full Board, as applicable, determines that to do so will be in the best interests of Peoples and the participants in the Second Amended and Restated 2006 Plan.

Eligibility and Participation

All Employees, Advisors and Non-Employee Directors are eligible to participate in the Second Amended and Restated 2006 Plan. For purposes of the Second Amended and Restated 2006 Plan, an “Employee” means an individual who is a common law employee of Peoples or any of its subsidiaries and an “Advisor” is an advisor who renders bona fide services to Peoples and/or one or more of its subsidiaries as an advisory or marketing board member and who is neither an Employee nor a Non-Employee Director, provided that such services are not provided in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Peoples' common shares.

Employees may be granted Incentive Stock Options. Employees, Advisors and Non-Employee Directors may be granted Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Unit Awards.

Common Shares Available Under the Second Amended and Restated 2006 Plan

Subject to adjustments in the event of specified changes in the corporate structure or shares of Peoples, the maximum number of common shares that may be issued under the Second Amended and Restated 2006 Plan will be 1,081,260 (the “Share Authorization”). The maximum number of common shares that may be issued subject to Incentive Stock Options will be 800,000 common shares. The authorized common shares may consist of (i) common shares previously issued and outstanding and reacquired by Peoples or (ii) authorized but unissued common shares not reserved for any other purpose.

The following common shares will not be counted against the Share Authorization:

•
the number of common shares that are subject to an Option or any other Award which is equal to the number of common shares tendered by a participant to Peoples in payment of the option price or exercise price of such Option or other Award, as applicable;

•
the common shares subject to an Award granted on or after April 25, 2013 which Award for any reason thereafter terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid;

•	the common shares withheld from any Award to satisfy a participant's tax withholding obligations or, if applicable, to pay the option price of an Option or exercise price of any other Award;

•
if a SAR is settled in whole or in part by the issuance of common shares, the number of common shares which represents the difference between (a) the number of common shares which remain subject to such SAR on the date of such settlement and (b) the number of common shares actually issued upon settlement of such SAR; or

•
the number of common shares subject to an Option which is equal to the number of common shares acquired by Peoples on the open market using the cash proceeds received by Peoples from the exercise of such Option; provided, however, that such number of common shares will in no event be greater than the number which is determined by dividing (a) the amount of cash proceeds received by Peoples from the participant upon the exercise of such Option by (b) the fair market value of a common share on the date of exercise of such Option.

Limitation on Awards

In addition to the overall Share Authorization under the Second Amended and Restated 2006 Plan, the maximum number of common shares for which Options or SARs may be granted to any participant in any one fiscal year of Peoples is 500,000, subject to adjustment in the event of specified changes in the corporate structure or shares of Peoples. The maximum aggregate dollar value of, and the maximum number of common shares subject to, Restricted Stock and Performance Units awarded to any Employee or Advisor with respect to a performance period or restriction period may not exceed $500,000 and 500,000 common shares (subject to adjustment in the event of specified changes in the corporate structure or shares of Peoples) for each fiscal year of Peoples included in such performance period or restriction period.

General Performance Goals

The performance goals, upon which the payment or vesting of an Award to any Employee that is intended to qualify as “qualified performance-based compensation” under Section 162(m) may be based, will be limited to the following performance measures:

•	earnings per share (actual or targeted growth);

•	net income after capital costs;

•	net income (before or after taxes);

•	return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, return on average equity, pre-provision net revenue, or return on tangible common equity);

•	efficiency ratio;

•	full-time equivalency control;

•	stock price (including, but not limited to, growth measures, share price appreciation, or total shareholder return);

•	non-interest income compared to net interest income ratio;

•	expense targets (including, but not limited to, reduction in or maintenance of non-interest expense);

•	operating efficiency;

•	economic value added or EVA(R);

•	credit quality measures;

•	customer satisfaction measures;

•	loan growth;

•	deposit growth;

•	net interest margin;

•	fee income;

•	operating expense;

•	balance sheet measures including assets, loans, charge-offs, loan loss reserves, non-performing assets, deposits, asset quality levels, and investments;

•	balance sheet management;

•	interest income;

•	investment management;

•	maintenance or improvement of net interest income;

•	market capitalization;

•	market share;

•	non-interest income growth;

•	productivity ratios;

•	revenues;

•	risk management measures including interest-sensitivity gap levels, regulatory compliance, satisfactory internal or external audits, and financial ratings; and

•	tangible common equity.

For Awards not intended to comply with Section 162(m), the Committee or the Board may establish performance goals based upon any of the performance measures described above or upon any other performance criteria the Committee or the Board deems appropriate.

To the extent consistent with Section 162(m), if applicable, performance goals may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting Peoples and/or one of its subsidiaries or changes in applicable tax laws or accounting principles. Additionally, to the extent permitted by Section 162(m), if applicable, the Committee or the Board must make (a) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting the common shares, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change and (b) similar adjustments to any portion of performance criteria that is not based on common shares but which is affected by an event having an effect similar to those just described.

Furthermore, any of the performance measures described above may be used to measure performance with respect to solely Peoples and/or any of its subsidiaries, or relatively between Peoples and/or any subsidiary and one or more unrelated entities. In addition, the Committee can apply different performance measures to different participants or groups of participants, and to results achieved by solely Peoples or any of its subsidiaries, a combination of the two, or any combination of business units or divisions of Peoples and its subsidiaries.

Change in Control

Under the Second Amended and Restated 2006 Plan, “change in control” means a change in the ownership or effective control of Peoples or in the ownership of a substantial portion of the assets of Peoples (within the meaning of Section 409A of the Internal Revenue Code).

In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the “Acquiror”) does not assume or substitute equivalent Awards for outstanding grants of Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units, all such outstanding Options and SARs will become immediately and fully exercisable and, in the case of Restricted Stock (other than Restricted Performance Stock), all outstanding Awards will become immediately and fully vested. In the case of Restricted Performance Stock and Performance Units, all outstanding Awards will be deemed to have been fully earned based on the target level of performance being attained as of the effective date of the change in control. Additionally, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding Restricted Stock, Restricted Performance Stock, or Performance Units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples' common shares relating to such Awards. Notwithstanding the foregoing, any Option intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code will be adjusted in a manner to preserve such status.

In the event of a change in control where Peoples is the surviving entity, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates, then all such Awards or substitutes will remain outstanding and be governed by their respective terms and the provisions of the Second Amended and Restated 2006 Plan. In such a change in control scenario:

•
if a participant is terminated without cause or the participant terminates for good reason within 24 months following the change in control, and Peoples is the surviving corporation or the Acquiror has assumed the outstanding Awards, then all of the participant's outstanding Options and SARs will become immediately and fully exercisable and, in the case of Restricted Stock (other than Restricted Performance Awards), all outstanding Awards will become immediately and fully vested. In the case of Restricted Performance Stock and Performance Units, all of the participant's outstanding Awards will be deemed to have been fully earned based on the target level of performance being attained. In the case of outstanding Options or SARs, the participant may exercise these Options or SARs at any time within one year after such termination, except that an Option or SAR will not be exercisable on any date beyond the expiration date of such Option or SAR. If the participant dies after such termination, the exercisability of all outstanding Options or SARs will be treated in the same manner as that provided for a termination due to retirement (as further described below under the caption “Termination”); and

•
if a participant is terminated for cause within 24 months following such change in control and Peoples is the surviving corporation or the Acquiror has assumed the outstanding Awards, then any Options or SARs of such participant will expire, any non-vested Restricted Stock, Restricted Performance Stock or Performance Units will be forfeited, and all rights under such Awards will terminate immediately.

Peoples does not have the power to amend or terminate any provision regarding the effect of a change in control if any such amendment or termination would adversely affect the rights of any participant under the Second Amended and Restated 2006 Plan.

Termination

Subject to the provisions of individual award agreements, the following summarizes the effect of various termination events on Awards to participants:

•
Termination due to death: Unless otherwise provided by the Committee, all outstanding Options, SARs and Restricted Stock not subject to performance goals will vest and, if applicable, become exercisable; a portion of the Options, SARs and Restricted Stock subject to performance goals, determined by multiplying the number of shares subject to such Options, SARs and Restricted Stock by a fraction, the numerator of which is the number of whole months elapsed during the performance period prior to the participant's death, and the denominator of which is the number of months in the performance period, shall immediately vest; and any SARs and any Options that are then, or become, exercisable may be exercised by the participant's personal representative at any time before the earlier of (i) one year after the participant's death or (ii) the expiration date of the Award.

•
Termination due to disability or retirement: Unless otherwise provided by the Committee, all outstanding unvested Options, SARs and Restricted Stock will become fully vested and, if applicable, exercisable at the time and under the conditions, including attainment of the performance goals, as such Options, SARs and Restricted Stock would otherwise vest and become exercisable pursuant to the terms of the award agreement; and any Options and SARs that become exercisable may be exercised at any time before the earlier of (i) one year after the date such Option or SAR became vested, or (ii) the expiration date of the Award. However, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

•
Termination due to any reason other than death, disability or retirement: Any unvested or unexercisable Awards on the date of termination will immediately terminate and be of no further force and effect.

•
Termination due to any reason other than death, disability, discharge for cause, or retirement: Any outstanding Options or SARs may be exercised at any time within three months after such termination up to the number of common shares covered by the portion of such Options or SARs which is exercisable at the date of such termination. However, no Option or SAR will be exercisable after the expiration date of such Option or SAR.

•
Termination for cause: Any Options or SARs, whether or not then exercisable, will expire and any rights thereunder will terminate immediately, and any non-vested Restricted Stock Awards will immediately be forfeited and any rights thereunder will terminate.

•
Termination due to disability or retirement: Any Options or SARs exercisable at the time of the Participant's termination may be exercised by the participant at any time before the earlier of (i) one year after the date of termination or (ii) the expiration date of the Award. However, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

•
Termination due to retirement, but participant dies prior to the exercise of all of the participant's outstanding Options or SARs: Such Options or SARs may be exercised by the participant's personal representative at any time before the earlier of (i) one year after the participant's death or (ii) the expiration date of the Award. However, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Internal Revenue Code.

•	Termination at any time during an applicable performance period: Awards of Performance Units will terminate for all purposes, except as may otherwise be determined by the Committee.

•
Termination at any time following the end of an applicable performance period, but prior to full payment: Awards of Performance Units will terminate except when the termination is due to death, disability or retirement or as may otherwise be determined by the Committee.

Clawback

Any Award which is subject to recovery under any law, governmental regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, governmental regulation or stock exchange listing requirement (or any policy adopted by Peoples whether or not such adoption was pursuant to such law, governmental regulation or stock exchange listing requirement).

Amendment, Suspension and Termination of the Second Amended and Restated 2006 Plan

The Board, in its discretion, may suspend or terminate the Second Amended and Restated 2006 Plan or any portion of the Second Amended and Restated 2006 Plan at any time and may amend the Second Amended and Restated 2006 Plan from time to time as needed (i) in order that any Awards thereunder conform to any change in applicable laws or regulations, or (ii) in any respect deemed by the Board to be in the best interests of Peoples. No termination, amendment or suspension of the Second Amended and

Restated 2006 Plan by the Board may adversely affect in any material way any outstanding Options, SARs, Restricted Stock Awards or Performance Units without the consent of the affected participant.

Without shareholder approval, no amendment may: (i) increase the number of common shares which may be issued under the Second Amended and Restated 2006 Plan (subject to adjustment in the event of specified changes in the corporate structure or shares of Peoples); (ii) expand the types of awards available to participants under the Second Amended and Restated 2006 Plan; (iii) materially expand the class of employees and/or advisors eligible to participate in the Second Amended and Restated 2006 Plan; (iv) materially change the method of determining the option price of Options or exercise price of SARs; (v) delete or limit the provision prohibiting the repricing of Options and SARs; or (vi) extend the termination date of the Second Amended and Restated 2006 Plan. Additionally, to the extent that shareholder approval is required to satisfy applicable laws, regulations or standards of any stock exchange on which the common shares are listed, such amendment may not be made without the requisite approval.

A description of the material terms of the Second Amended and Restated 2006 Plan was included in Peoples' Proxy Statement for the 2013 Annual Meeting, under the caption “PROPOSAL NUMBER 3: APPROVAL OF THE PEOPLES BANCORP INC. SECOND AMENDED AND RESTATED 2006 EQUITY PLAN,” which description is incorporated herein by reference. The foregoing description of the Second Amended and Restated 2006 Plan is qualified in its entirety by reference to the actual terms of the Second Amended and Restated 2006 Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07     Submission of Matters to a Vote of Security Holders

On April 25, 2013, Peoples held its 2013 Annual Meeting in the Ball Room of the Lafayette Hotel in Marietta, Ohio, with 8,666,673 (80.21%) of the 10,800,607 common shares outstanding and entitled to vote on the February 28, 2013 record date represented in person or by proxy.

Three Directors of Peoples were re-elected to serve terms of three years each (expiring in 2016): David L. Mead, Susan D. Rector, and Thomas J. Wolf. Other Directors of Peoples who continue to serve after the Annual Meeting include Tara M. Abraham, Carl L. Baker, Jr., George W. Broughton, Richard Ferguson, James S. Huggins, Brenda F. Jones, M.D., Theodore P. Sauber, and Charles W. Sulerzyski. The following is a summary of the voting results:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
David L. Mead	7,025,570	211,186	not applicable	1,425,917
Susan D. Rector	7,127,411	109,345	not applicable	1,425,917
Thomas J. Wolf	7,101,061	135,695	not applicable	1,425,917
Also at the 2013 Annual Meeting, Peoples' shareholders: (1) approved, in a non-binding advisory vote, the compensation of Peoples' named executive officers as disclosed in Peoples' proxy statement for the 2013 Annual Meeting; (2) approved the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan, and (3) ratified the appointment of Ernst & Young LLP as Peoples' independent registered public accounting firm for the fiscal year ending December 31, 2013. The following is a summary of the voting results:

Proposal	For	Against	Abstentions	Broker Non-Votes
Non-binding advisory vote on executive compensation	6,966,885	205,618	64,253	1,425,917

Proposal	For	Against	Abstentions	Broker Non-Votes
Approval of the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan	6,926,442	251,695	58,619	1,425,917

Proposal	For	Against	Abstentions	Broker Non-Votes
Ratification of the appointment of independent registered public accounting firm	8,575,318	72,177	15,178	—

Item 8.01     Other Events

On April 25, 2013, Peoples issued a news release announcing that the Board of Directors declared a quarterly dividend of $0.14 per common share. A copy of the news release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	April 26, 2013	By:/s/	EDWARD G. SLOANE
Edward G. Sloane

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan
99.1	Transcript of conference call conducted by management of Peoples Bancorp Inc. on April 23, 2013 to discuss results of operations for the quarterly period ended March 31, 2013
99.2	News Release issued by Peoples Bancorp Inc. on April 25, 2013